UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2016

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
As of the close of business on January 8, 2016, the rights (the “Rights”) issued under that certain Rights Agreement, dated as of January 9, 2015 (the “Rights Agreement”), between Carbonite, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as the rights agent, to purchase, under certain circumstances, from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of the Company expired pursuant to the terms of the Rights Agreement, and the Rights Agreement was effectively terminated. As a result, shares of common stock of the Company, par value $0.01 per share, are no longer accompanied by the Rights, and the Rights Agreement is of no further force or effect.
The foregoing description of the terms of the Rights Agreement and the Rights issued thereunder does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2015.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the effective termination of the Rights Agreement and the expiration of the Rights issued thereunder as described in Item 3.03 above, the Company filed a certificate of elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware on January 11, 2016, which Certificate of Elimination eliminated from the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) all matters with respect to the Series A Preferred Stock set forth in the Certificate of Incorporation, and as a result, under the Delaware General Corporation Law, the Series A Preferred Stock shall no longer be an authorized series of the Company. Prior to the filing, the Series A Preferred Stock would have been issuable, under certain circumstances, upon the exercise of the Rights.
The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is incorporated herein by reference to Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock, dated as of January 11, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on January 11, 2016.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel, Vice President and Corporate Secretary